SOURCE CAPITAL CORPORATION

                         EARNINGS PER SHARE COMPUTATION




                                                     For the Quarter Ended June 30, 1998
                                                     -----------------------------------
                                                                       Weighted-                 Per-Share
                                            Net Income                 Average shares            Amount
                                            ----------                 --------------            ------
Basic EPS
Income available to
  Stockholders                              $  169,080                 1,355,679                 $     .12
                                                                                                  ========

Effect of Dilutive Securities
   Interest on convertible subordinated
     debentures (net of 34% tax)                83,332                   749,064
   Common stock options                                                   35,328
                                           -----------                ----------

Diluted EPS
Income available to common
  stockholders + assumed conversions       $   252,412                 2,140,071                 $      .12
                                          =============               ==========                  =========



                                                     For the Quarter Ended June 30, 1997
                                                     -----------------------------------
                                                                       Weighted-                 Per-Share
                                             Net Income                 Average shares            Amount
                                             ----------                 --------------            ------
Basic EPS
Income available to
  Stockholders                              $  164,245                 1,375,152                 $     .12
                                                                                                  ========

Effect of Dilutive Securities
Common stock options

Diluted EPS
Income available to common
  stockholders + assumed conversions        $   164,245                1,375,152                 $     .12
                                             ==========                =========                  ========

                           SOURCE CAPITAL CORPORATION

                         EARNINGS PER SHARE COMPUTATION



                                                     For the Six Months Ended June 30, 1998
                                                     --------------------------------------

                                                                       Weighted-                 Per-Share
                                            Net Income                 Average shares            Amount
                                            ----------                 --------------            ------
Basic EPS
Income available to
  Stockholders                              $  337,430                 1,355,749                 $     .25
                                                                                                  ========

Effect of Dilutive Securities
   Interest on convertible subordinated
     debentures (net of 34% tax)               121,062                   624,220
   Common stock options                                                   36,194
                                             ---------                 ---------

Diluted EPS
Income available to common
  stockholders + assumed conversions        $   458,492                2,016,163                 $      .23
                                             ==========                =========                  =========



                                                     For the Six Months Ended June 30, 1997
                                                     --------------------------------------
                                                                       Weighted-                 Per-Share
                                            Net Income                 Average shares            Amount
                                            ----------                 --------------            ------
Basic EPS
Income available to
  Stockholders                              $  327,920                 1,383,914                 $     .24
                                                                                                  ========

Effect of Dilutive Securities
Common stock options
                                             ----------                ---------                  --------
Diluted EPS
Income available to common
  stockholders + assumed conversions        $   327,920                1,383,914                 $     .24
                                             ==========                =========                  ========